EXHIBIT 99.1

3D Systems Reports Second Quarter 2022 Financial Results

ROCK HILL, S.C., Aug. 08, 2022 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today its financial results for the second quarter ended June 30, 2022.

Second Quarter Financial and Operational Results

  Q2 2022 revenue of $140.0 million declined 13.8% compared to Q2 2021; Q2 non-GAAP revenue excluding divestitures and on a constant currency basis(1) increased 7.8%, reflecting solid demand in both the Industrial and Healthcare segments despite supply chain and macroeconomic challenges
  First half 2022 revenue of $273.0 million declined 11.5% compared to first half 2021; first half 2022 non-GAAP revenue excluding divestitures and on a constant currency basis increased 10.4%
  Q2 2022 diluted GAAP loss per share of $0.26, and diluted non-GAAP loss per share(1) of $0.07
  Q2 2022 adjusted EBITDA(1) of ($2.6) million reflects inflationary impacts on input costs and continued investments in growth areas of our business and product portfolio
  Cash & short-term investments of $638.2 million position the company for future growth investments
  Reduced FY 2022 guidance reflects the continued risk of foreign exchange, inflation and softer discretionary spending in selected end markets due to macroeconomic challenges
	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
Revenue Growth Rates (%) as reported	(13.8)%	(11.5)%
Non-GAAP Revenue Growth Rates (%) excluding divestitures	3.2%	6.5%
Non-GAAP Revenue Growth Rates (%) excluding divestitures and FX effects	7.8%	10.4%

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2022	2021	2022	2021
Revenue	$140.0	$162.6	$273.0	$308.7
Operating loss	$(32.0)	$(10.1)	$(55.3)	$(12.0)
Net (loss) income	$(33.0)	$(9.6)	$(59.8)	$35.6
Net (loss) income per share - diluted	$(0.26)	$(0.08)	$(0.47)	$0.28

Non-GAAP measures for year-over-year comparisons (excluding divestitures)(1)
Non-GAAP Revenue	$140.0	$135.6	$273.0	$256.4
Non-GAAP operating (loss) income	$(7.6)	$7.3	$(11.5)	$15.4
Non-GAAP net (loss) income	$(8.5)	$8.0	$(15.6)	$23.5
Non-GAAP (loss) income per share - diluted	$(0.07)	$0.06	$(0.12)	$0.19
Adjusted EBITDA	$(2.6)	$12.9	$(0.6)	$26.8

(1) See “Presentation of Information in this Press Release” below for a description and the attached schedules in the Appendix for reconciliations of non-GAAP measures to the most closely comparable GAAP measure.

Summary Comments on Results

Commenting on the results, President and CEO, Dr. Jeffrey Graves said, “Our second quarter results came in below our expectations, due in large part to continuing supply chain disruptions that constrained our ability to fill customer orders, input cost inflation that reduced our gross profit margins and a significant negative impact of foreign exchange on our international business. In addition, we are seeing evidence that macro factors are causing selected key customers to spend more cautiously, and we now believe, as reflected in our reduced FY 2022 guidance, that this softer demand environment is likely to continue at least through the balance of the year. We have already taken certain cost and efficiency-related actions and will take additional measures as we move through 2022, with the goal of mitigating the impact of reduced near-term demand on our financial results.”

Dr. Graves continued, “Despite these near-term external pressures which are impacting many companies, I remain extremely confident about the long-term growth drivers for our business and for the additive manufacturing industry. Adoption of additive solutions in production environments continues to move forward, and 3D Systems is at the forefront of this growing trend. The actions we have taken over the last two years have repositioned 3D Systems with an industry-leading portfolio of polymer and metal technologies and a renewed focus on partnering with our customers to create value-added production applications. While the current macroeconomic challenges are clearly pressuring our results, we are confident that we remain well-positioned to achieve the long-term targets that we laid out in our May 2022 Investor Day, including $1 billion in revenue in five years.”

Dr. Graves summarized, “As we have previously noted, we view 2022 as an investment year during which we will add to and refresh our solutions portfolio, build unique capabilities in software and regenerative medicine, and strengthen our corporate infrastructure, all with the goal of supporting strong future growth and profitability by 3D Systems and long-term value for our shareholders.”

Summary of Second Quarter Results

Revenue for the second quarter of 2022 decreased 13.8% to $140.0 million, primarily due to divestitures of non-core businesses during 2021. Non-GAAP revenue excluding divestitures and on a constant currency basis grew 7.8% over the same period last year. The growth of non-GAAP revenue excluding divestitures and on a constant currency basis is primarily due to continued solid product and service demand across both business segments, partially offset by continuing global supply chain disruptions and the Russia-Ukraine war, which has impacted demand in the European region and led to our exit from the Russian market. Industrial revenue decreased 14.3% to $68.3 million compared to the same period last year, however, non-GAAP revenue excluding divestitures and on a constant currency basis increased 11.2% year-over-year. Healthcare revenue decreased 13.4% to $71.7 million, compared to the same period last year. Non-GAAP revenue excluding divestitures and on a constant currency basis increased 4.7% year-over-year.

Gross profit margin in the second quarter of 2022 was 37.9% compared to 42.4% in the same period last year. Gross profit margin decreased primarily due to input cost inflation, supply chain disruptions, higher freight costs, divestitures, and unfavorable product mix.

Operating expenses increased 7.7% to $85.2 million in the second quarter of 2022, compared to the same period a year ago. The higher operating expenses reflect spending in targeted areas to support future growth, including expenses from acquired businesses, research and development, and investments in corporate infrastructure. Also, the Company expensed $11.0 million due to estimated legal costs and other settlements. Non-GAAP operating expenses increased from $48.9 million in Q2 2021 to $60.9 million in Q2 2022. The higher non-GAAP operating expenses reflect spending in targeted areas to support future growth. About half of the increase is from acquired businesses, and the remainder is primarily due to investments in research and development and corporate infrastructure.

Updating 2022 Outlook

3D Systems is lowering its full-year 2022 guidance. The company now expects revenue to be within a range of $530 million to $570 million, reduced from the previous range of $580 million to $625 million. This revenue guidance reflects an estimated $20 million of negative foreign exchange impact, as well as additional negative impacts from reduced customer spending in selected end markets such as dental, elective surgeries and European and Asia Pacific manufacturers caused by the challenging macro-environment. The company expects non-GAAP gross profit margin to be in the range of 39% to 41%. Given its planned investment profile, the company now expects non-GAAP operating expenses to be between $245 million to $250 million. This revised 2022 guidance assumes no significant additional changes in the macroeconomic environment that could negatively impact our business demand or disrupt our supply chain, such as a resurgence of business and/or travel restrictions related to COVID-19, geopolitical events, recession, or foreign exchange rates.

Financial Liquidity

As of June 30, 2022, the company had cash and short-term investments on hand of $638.2 million. Cash and short-term investments have decreased $151.4 million since December 31, 2021, driven primarily by $83.3 million paid for acquisitions and equity investments, cash used in operations of $38.2 million, capital expenditures of $10.4, and other cash used for financing activities of $12.7 million.

Q2 2022 Conference Call and Webcast

3D Systems will host a conference call and simultaneous webcast to discuss these results tomorrow morning, which may be accessed as follows:

Date: Tuesday, August 9, 2022.
Time: 8:30 a.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

Presentation of Information in this Press Release

3D Systems reports its financial results in accordance with GAAP. Management also reviews and reports certain non-GAAP measures, including: non-GAAP revenue excluding divestitures and on a constant currency basis (sometimes referred to as excluding divestitures and FX effects), non-GAAP Gross profit, non-GAAP Gross profit margin, non-GAAP Operating expenses, non-GAAP Operating (loss)/income, non-GAAP Interest and other income/(expense), net, non-GAAP Net income (loss), non-GAAP Basic and Diluted Income (Loss) per Share, adjusted EBITDA and adjusted EBITDA Margin. These non-GAAP measures exclude certain special items that management does not view as part of 3D Systems’ underlying results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Management believes that the non-GAAP measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of period-over-period results. Additionally, management uses the non-GAAP measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. 3D Systems’ non-GAAP measures are not calculated in accordance with or as required by GAAP and may not be calculated the same as similarly titled measures used by other companies. These non-GAAP measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

To calculate the non-GAAP measures, 3D Systems excludes the impact of the following items:

  amortization of intangible assets, a non-cash expense, as 3D Systems’ intangible assets were primarily acquired in connection with business combinations;
  costs incurred in connection with acquisitions and divestitures, such as legal, consulting and advisory fees;
  stock-based compensation expenses, a non-cash expense;
  restructuring charges (cost optimization plans), impairment charges, including goodwill and divestiture gains or losses;
  certain legal costs and other settlements;
  certain compensation expense related to the 2021 Volumetric acquisition; and
  revenue and costs from 2021 divested businesses are excluded from 2021 reported results so the results are comparable to the current period.

Amortization of intangibles, acquisition and divestiture related costs are excluded from non-GAAP measures as the timing and magnitude of business combination transactions are not predictable, can vary significantly from period to period and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition. Amortization of intangible assets will recur in future periods until such intangible assets have been fully amortized. While intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products or services. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Although stock-based compensation is a key incentive offered to certain of our employees, we continue to evaluate our business performance excluding stock-based compensation; therefore, it is excluded from non-GAAP measures. Stock-based compensation expenses will recur in future periods. Restructuring charges (cost optimization plans), impairment charges, including goodwill and divestiture gains or losses, are excluded from non-GAAP measures as the frequency and magnitude of these activities may vary widely from period to period. Additionally, impairment charges, including goodwill, are non-cash. Certain legal costs and other settlement expenses are excluded as the timing and magnitude are not predictable and can vary from period to period distorting underlying business trends and results. Additionally, these amounts are not included when allocating resources and evaluating results relative to employee compensation targets. Furthermore, 3D Systems excludes contingent consideration recorded as compensation expense related to the 2021 Volumetric acquisition from non-GAAP measures as management evaluates financial performance excluding this expense, which is viewed by management as similar to acquisition consideration.

The matters discussed above are tax effected, as applicable, in calculating non-GAAP net income and basic and diluted earnings per share.

Non-GAAP revenue excluding divestitures and on a constant currency basis as used in this earnings release means reported revenue less revenue from businesses divested in 2021 and adjusted for foreign exchange changes for the quarter and first half ended June 30, 2021, estimated using the same exchange rates as applied for the respective period in 2022. Non-GAAP revenue excluding divestitures and on a constant currency basis is used to assist in the analysis of the Company’s net revenue trends.

Adjusted EBITDA, defined as net income, plus income tax (provision)/benefit, interest and other income/(expense), net, stock-based compensation expense, amortization of intangibles, depreciation expense and other non-recurring and/or non-cash items all as described above (excluding the impact of divestitures in 2021), is used by management to evaluate performance and helps measure financial performance period-over-period.

A reconciliation of GAAP to non-GAAP financial measures is provided in the accompanying schedules in the Appendix.

3D Systems does not provide forward-looking guidance for certain measures on a GAAP basis. The company is unable to provide a quantitative reconciliation of forward-looking non-GAAP gross profit margins and non-GAAP operating expenses to the most directly comparable forward-looking GAAP measures without unreasonable effort because certain items, including legal, acquisition expenses, stock-compensation expense, intangible amortization expense, restructuring expenses, and goodwill impairment, are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

About 3D Systems

More than 35 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading Additive Manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in Healthcare and Industrial markets such as Medical and Dental, Aerospace & Defense, Automotive and Durable Goods. More information on the company is available at www.3dsystems.com

Investor Contact: investor.relations@3dsystems.com
Media Contact: press@3dsystems.com

Tables Follow:

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
June 30, 2022 and December 31, 2021

(In thousands, except par value)	June 30, 2022 (unaudited)	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$298,834	$789,657
Short-term investments	339,386	—
Accounts receivable, net of reserves — $3,280 and $2,445	107,013	106,540
Inventories	106,001	92,887
Prepaid expenses and other current assets	44,608	42,653
Total current assets	895,842	1,031,737
Property and equipment, net	55,864	57,257
Intangible assets, net	70,005	45,835
Goodwill	382,498	345,588
Right of use assets	45,832	46,356
Deferred income tax asset	4,715	5,054
Other assets	27,200	17,272
Total assets	$1,481,956	$1,549,099
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND EQUITY
Current liabilities:
Current right of use liabilities	8,465	8,344
Accounts payable	62,226	57,366
Accrued and other liabilities	54,849	76,994
Customer deposits	6,153	7,281
Deferred revenue	30,675	28,027
Total current liabilities	162,368	178,012
Long-term debt, net of deferred financing costs	448,081	446,859
Long-term right of use liabilities	46,139	47,420
Deferred income tax liability	3,710	2,173
Other liabilities	35,851	32,254
Total liabilities	696,149	706,718

Commitments and contingencies

Redeemable noncontrolling interest	2,149	—

Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; shares issued and outstanding 130,304 and 128,375	130	128
Additional paid-in capital	1,525,734	1,501,210
Accumulated deficit	(681,011)	(621,251)
Accumulated other comprehensive loss	(61,195)	(37,706)
Total stockholders’ equity	783,658	842,381
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,481,956	$1,549,099

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations
Three and Six Months Ended June 30, 2022 and 2021

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Revenue:
Products	$103,774	$108,638	$204,325	$202,286
Services	36,271	53,919	68,721	106,387
Total revenue	140,045	162,557	273,046	308,673
Cost of sales:
Products	65,331	62,635	123,803	115,999
Services	21,576	30,917	42,310	59,429
Total cost of sales	86,907	93,552	166,113	175,428
Gross profit	53,138	69,005	106,933	133,245
Operating expenses:
Selling, general and administrative	64,404	61,463	119,819	111,063
Research and development	20,772	17,602	42,384	34,201
Total operating expenses	85,176	79,065	162,203	145,264
Loss from operations	(32,038)	(10,060)	(55,270)	(12,019)
Interest and other income (expense), net	329	(316)	(1,954)	38,537
(Loss) income before income taxes	(31,709)	(10,376)	(57,224)	26,518
(Provision) benefit for income taxes	(1,289)	744	(2,573)	9,078
Net (loss) income before redeemable non-controlling interest	$(32,998)	$(9,632)	$(59,797)	$35,596
Less: net (loss) attributable to redeemable noncontrolling interests	(37)	—	(37)	—
Net (loss) income attributable to 3D Systems Corporation	$(32,961)	$(9,632)	$(59,760)	$35,596

Diluted (loss) income per share	$(0.26)	$(0.08)	$(0.47)	$0.28

Diluted shares outstanding	127,703	122,147	127,218	125,069

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30, 2022 and 2021

	Six Months Ended June 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net (loss) income	$(59,797)	$35,596
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	18,198	17,890
Stock-based compensation	20,061	30,576
Unrealized gain on exchange rate	—	(2,100)
Provision for inventory obsolescence and revaluation	97	1,100
Loss on hedge accounting de-designation and termination	—	721
Provision for bad debts	1,042	800
(Gain) on the disposition of businesses, property, equipment and other assets	—	(37,240)
Provision (benefit) for deferred income taxes and reserve adjustments	628	(9,014)
Asset impairment	24	—
Changes in operating accounts:
Accounts receivable	(6,173)	12,476
Inventories	(16,609)	9,132
Prepaid expenses and other current assets	(2,981)	(1,065)
Accounts payable	6,168	3,424
Deferred revenue and customer deposits	(704)	(531)
Accrued and other liabilities	1,618	(23,020)
All other operating activities	217	3,231
Net cash (used in) provided by operating activities	(38,211)	41,976
Cash flows from investing activities:
Purchases of property and equipment	(10,368)	(8,204)
Purchases of short-term investments	(384,450)	—
Sales and maturities of short-term investments	41,044	—
Proceeds from sale of assets and businesses, net of cash	—	54,747
Acquisitions and other investments, net	(83,312)	(10,912)
Other investing activities	—	(306)
Net cash (used in) provided by investing activities	(437,086)	35,325
Cash flows from financing activities:
Repayment of borrowings/long-term debt	—	(21,392)
Debt issuance cost	(16)	—
Purchase of noncontrolling interest	(2,300)	—
Payments related to net-share settlement of stock-based compensation	(10,047)	(6,629)
Other financing activities	(324)	(423)
Net cash used in financing activities	(12,687)	(32,444)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,047)	2,902
Net (decrease) increase in cash, cash equivalents and restricted cash	(490,031)	47,759
Cash, cash equivalents and restricted cash at the beginning of the period(a)	789,970	84,711
Cash, cash equivalents and restricted cash at the end of the period(a)	$299,939	$132,470
  The amounts for cash and cash equivalents shown above include restricted cash of $1,105 and $626 as of June 30, 2022, and 2021, respectively, and $313, $540, as of December 31, 2021 and 2020, respectively, which were included in prepaid expenses and other assets net on the condensed consolidated balance sheet.

Appendix
3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Three Months Ended June 30, 2022 and 2021

Table 1

(in millions, except per share data)	Three Months Ended June 30, 2022, (1)
	GAAP	Amortization, stock-based compensation & other	Legal, acquisition and divestiture -related (2)	Non-GAAP
Revenue	$140.0	$—	$—	$140.0
Gross Profit	53.1	0.1	—	53.3
Gross Profit Margin	37.9%			38.1%
Operating expenses	85.2	(12.6)	(11.7)	60.9
Operating (loss) income	(32.0)	12.7	11.7	(7.6)
Interest and other income (expense), net	0.3	—	0.1	0.4
Net (loss) income	(33.0)	12.7	11.8	(8.5)
Diluted (loss) income per share	$(0.26)	$0.10	$0.09	$(0.07)

Diluted shares outstanding	127.7			127.7

(2) Included are $11.0 million of estimated costs for legal and other settlements

(in millions, except per share data)	Three Months Ended June 30, 2021, (1)
	GAAP	Amortization, stock-based compensation & other	Legal, acquisition and divestiture -related	Cost optimization plan and other	Divestitures	Non-GAAP
Revenue	$162.6	$—	$—	$—	$(27.0)	$135.6
Gross Profit	69.0	0.2	—	(0.3)	(12.7)	56.2
Gross Profit Margin	42.4%				47.0%	41.4%
Operating expenses	79.1	(21.8)	(1.7)	(0.4)	(6.3)	48.9
Operating (loss) income	(10.1)	22.0	1.7	0.1	(6.4)	7.3
Interest and other income (expense), net	(0.3)	—	—	—	0.2	(0.1)
Net (loss) income	(9.6)	22.0	1.7	0.1	(6.2)	8.0
Diluted (loss) income per share	$(0.08)	$0.18	$0.01	$—	$(0.05)	$0.06

Diluted shares outstanding	122.1					122.1

(1)Amounts in table may not foot due to rounding

Appendix
3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures (Continued)
Six Months Ended June 30, 2022 and 2021

Table 2

(in millions, except per share data)	Six Months Ended June 30, 2022,(1)
	GAAP	Amortization, stock-based compensation & other	Legal, acquisition and divestiture - related (2)	Non-GAAP
Revenue	$273.0	$—	$—	$273.0
Gross Profit	106.9	0.2	—	107.2
Gross Profit Margin	39.2%			39.3%
Operating expenses	162.2	(29.7)	(13.7)	118.7
Operating (loss) income	(55.3)	29.9	13.7	(11.5)
Interest and other income (expense), net	(2.0)	—	0.4	(1.6)
Net (loss) income	(59.8)	29.9	14.1	(15.6)
Diluted (loss) income per share	$(0.47)	$0.24	$0.11	$(0.12)

Diluted shares outstanding	127.2			127.2

(1)Amounts in table may not foot due to rounding
(2) Included are $11.0 million of estimated costs for legal and other settlements

(in millions, except per share data)	Six Months Ended June 30, 2021,(1)
	GAAP	Amortization, stock-based compensation & other	Legal, acquisition and divestiture -related (2)	Cost optimization plan and other	Divestitures (3)	Non-GAAP
Revenue	$308.7	$—	$—	$—	$(52.3)	$256.4
Gross Profit	133.3	0.3	—	(0.4)	(24.1)	109.1
Gross Profit Margin	43.2%					42.6%
Operating expenses	145.3	(35.1)	(2.2)	(1.6)	(12.6)	93.8
Operating (loss) income	(12.0)	35.4	2.2	1.3	(11.5)	15.4
Interest and other income (expense), net	38.5	—	(39.4)	—	(0.1)	(0.8)
Net income (loss)	35.6	35.4	(37.1)	1.2	(11.6)	23.5
Diluted income (loss) per share	$0.28	$0.29	$(0.30)	$0.01	$(0.09)	$0.19

Diluted shares outstanding	125.1					125.1

(1)Amounts in table may not foot due to rounding
(2)Includes gain from divestiture of Cimatron in interest and other income (expense), net
(3) Simbionix and ODM businesses were sold in the third quarter of 2021

Appendix
3D Systems Corporation
Non-GAAP Operating Income (excluding 2021 divestitures) to Adjusted EBITDA Reconciliation
Three and Six Months Ended June 30,

Table 3

	Three Months Ended June 30, (1)		Six Months Ended June 30,(1)
(in millions)	2022	2021	2022	2021
Revenue - 2021 excludes revenue from divestitures	$140.0	$135.6	$273.0	$256.4

Non-GAAP Operating (loss) income	(7.6)	7.3	(11.5)	15.4
Depreciation	5.0	5.6	10.9	11.4
Adjusted EBITDA	$(2.6)	$12.9	$(0.6)	$26.8
Adjusted EBITDA Margin	(1.9)%	9.6%	(0.2)%	10.5%

(1)Amounts in table may not foot due to rounding

Appendix
3D Systems Corporation
Reconciliation of Revenue to non-GAAP Revenue (1)
Three and Six Months Ended June 30,
(in Millions, unaudited)

Table 4

	Three Months Ended June 30, 2022	Three Month Ended June 30, 2021	% Change	Constant Currency (2)
				FX Effect (3)	2021	B(W)%
Revenue, as reported
Healthcare	$71.7	$82.8	(13.4)%
Industrial	68.3	79.7	(14.3)%
Total Revenue, as reported	$140.0	$162.6	13.8%

Revenue From Divestitures:
Healthcare	$—	$13.1
Industrial	—	13.9
Total Revenue	$—	$27.0

Total Revenue (Excl. Divest. and FX Effect):
Healthcare	$71.7	$69.7	2.9%	$(1.2)	$68.5	4.7%
Industrial	68.3	65.8	3.8%	(4.4)	61.4	11.2%
Total Revenue (Excl. Divest. and FX Effect):	$140.0	$135.6	3.2%	$(5.6)	$129.9	7.8%

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021	% Change	Constant Currency (2)
				FX Effect (3)	2021	B(W)%
Revenue, as reported
Healthcare	$136.1	$155.3	(12.4)%
Industrial	136.9	153.3	(10.7)%
Total Revenue, as reported	$273.0	$308.6	(11.5)%

Revenue From Divestitures:
Healthcare	$—	$24.1
Industrial	—	28.1
Total Revenue	$—	$52.2

Total Revenue (Excl. Divest. and FX Effect):
Healthcare	$136.1	$131.2	3.7%	$(2.3)	$128.9	5.6%
Industrial	136.9	125.2	9.3%	(6.9)	118.3	15.7%
Total Revenue (Excl. Divest. and FX Effect):	$273.0	$256.4	6.5%	$(9.2)	$247.2	10.4%

(1) Amounts in table may not foot due to rounding
(2) To assist in the analysis of the Company’s revenue trends, the company estimated the impact of foreign exchange on year over year revenue growth by recasting revenue, excluding divestitures, for the three and six months ended June 30, 2021 by applying the foreign exchange rates used to translate 2022 non-US functional currency revenue to 2021 non-US functional currency revenue.
(3) FX effect is the estimated impact on “as reported” net revenue due to changes in foreign currency exchange rates